Exhibit 99.1

        Powerwave Technologies Reports Second Quarter Results

    SANTA ANA, Calif.--(BUSINESS WIRE)--July 31, 2006--Powerwave Technologies, Inc. (NASDAQ:PWAV) today reported net sales of $232.4 million for its second quarter ended July 2, 2006, compared to second quarter fiscal 2005 revenues of $186.3 million. Powerwave also reported second quarter net income of $12.6 million, which includes a total of $5.6 million of acquisition related charges and intangible asset amortization. The net income equates to diluted earnings per share of 10 cents for the second quarter, and a basic earnings per share of 11 cents for the same period. This compares to net income of $13.0 million, or diluted earnings per share of 11 cents for the prior year period. For the second quarter of fiscal 2006, excluding all acquisition related charges and expenses, Powerwave would have reported operating income of $18.7 million, net income after taxes of $17.5 million and diluted earnings per share of 13 cents.
    For the first six months of fiscal 2006, Powerwave reported total net sales of $425.5 million compared with $348.5 million for the first six months of fiscal 2005. The first six months of 2006 include the results of the REMEC Wireless acquisition for the entire period while the first six months of 2005 does not include any REMEC Wireless results, since the acquisition occurred in September 2005. Powerwave reported total net income for the first six months of fiscal 2006 of $10.3 million, or diluted earnings per share of 9 cents, compared to net income of $18.4 million or diluted earnings per share of 16 cents for the first six months of fiscal 2005. The results for the first six months of 2006 include $10.9 million of acquisition related charges and expenses, and the results for the first six months of 2005 include $8.0 million of acquisition and restructuring related charges and expenses.
    "For our second quarter, we encountered less than expected demand from our North American operator customers which impacted our revenues for the quarter," stated Ronald Buschur, President and Chief Executive Officer of Powerwave Technologies. "In spite of this, we were able to achieve both improvements to our gross and operating margins, as well as pro forma earnings per share which were well within our stated guidance. We will continue to aggressively pursue business globally while at the same time work to continue to improve our operating performance."
    For the second quarter of 2006, total Americas revenues were $70.2 million or approximately 30% of revenues, as compared to $58.9 million or approximately 32% of revenues for the second quarter of 2005. Total sales to customers based in Asia accounted for approximately 11% of revenues or $24.4 million for the second quarter of 2006, compared to 10% of revenues or $19.0 million for the second quarter of 2005. Total Europe, Africa and Middle East revenues for the second quarter of 2006 were $137.8 million or approximately 59% of revenues, as compared to $108.4 million or approximately 58% of revenues for the second quarter of 2005.
    For the second quarter of 2006, sales of antenna systems totaled $64.1 million or 27% of total revenues, base station systems sales totaled $133.7 million or 58% of revenues, coverage systems sales totaled $21.7 million or 9% of revenues, and contract manufacturing accounted for $12.8 million or 6% of total revenues for the second quarter.
    For the second quarter of 2006, Powerwave's largest customers included Nokia, which accounted for approximately 21% of revenues and Siemens, which accounted for over 10% of revenues for the quarter. Additional selected 5% or more customers included Cingular Wireless and Nortel. In terms of customer profile for the second quarter of 2006, our total OEM sales accounted for approximately 55% of total revenues, total direct and operator sales accounted for approximately 39% of revenues, and contract manufacturing accounted for 6% of revenues for the quarter.

    Equity Compensation Expense

    Powerwave implemented SFAS 123R, Share-Based Payment, effective for the first quarter of fiscal 2006. Accordingly, the results reported herein include approximately $1.0 million of pre-tax compensation expense, almost all of which is included in operating expenses. This had the effect of reducing earnings per share for the second quarter of 2006 by 1 cent.

    Balance Sheet

    At July 2, 2006, Powerwave had total cash and cash equivalents of $220.2 million, which includes restricted cash of $11.8 million. Total net inventories were $132.1 million and net accounts receivable were $253.7 million.

    Non-GAAP Financial Information

    This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation
G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave's management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes certain non-cash charges and expenses arising from the acquisitions of LGP Allgon Holding AB, Kaval Wireless and the selected assets and liabilities of REMEC's Wireless Systems Business, including restructuring charges and the amortization of certain intangible assets resulting from the purchase accounting valuation of these acquisitions. Management of Powerwave believes that these items should be excluded when comparing our current operating results with those of prior periods as the restructuring charges will not impact future operating results, and the amortization of intangible assets is a non-cash expense.

    Company Background

    Powerwave Technologies, Inc. is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets antennas, boosters, combiners, filters, repeaters, multi-carrier RF power amplifiers and tower-mounted amplifiers and advanced coverage solutions, all for use in cellular, PCS and 3G networks throughout the world. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave's advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.
    Attached to this news release are preliminary unaudited consolidated financial statements for the second quarter ended July 2, 2006.

    Conference Call

    Powerwave is providing a simultaneous webcast and live dial-in number of its second quarter fiscal 2006 financial results conference call on Monday, July 31, 2006, at 2:00 p.m. Pacific time. To access this audio webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies second quarter conference call. The call will last for approximately 1 hour. To listen to the live call, please call (866) 700-6979 or (617) 213-8836 and enter reservation number 41546664. A replay of the webcast will be available beginning approximately 2 hours after completion of the initial webcast. Additionally, an audio playback of the conference call will be available at approximately 7:00 p.m. Pacific time on July 31, 2006 through August 14, 2006 by calling (617) 801-6888 and entering reservation number 51829762.

    Forward-Looking Statements

    The foregoing statements regarding Powerwave's ability to aggressively pursue business globally and capitalize on such opportunities while improving its operating performance are "forward-looking statements." These statements are subject to risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G and 2.5G networks and 3G networks; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; the inability to realize anticipated costs savings and synergies from the acquisition of REMEC's Wireless business; our dependence on single source suppliers for certain key components used in our products exposes us to potential material shortages; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave's operating and financial results are described in the Company's Form 10-K for the fiscal year ended January 1, 2006, and Form 10-Q for the quarterly period ended April 2, 2006, both of which are filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


                     POWERWAVE TECHNOLOGIES, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)

                               Three Months Ended   Six Months Ended
                               ------------------- -------------------
                                   (unaudited)         (unaudited)
                                July 2,   July 3,   July 2,   July 3,
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
Net sales                      $232,394  $186,334  $425,459  $348,513
Cost of sales:
  Cost of goods                 176,624   136,857   328,675   255,893
  Intangible asset amortization   3,183     1,820     6,225     3,741
  Acquired inventory
   incremental costs (a)            235         -       235         -
                               --------- --------- --------- ---------
Total cost of sales             180,042   138,677   335,135   259,634
                               --------- --------- --------- ---------

Gross profit                     52,352    47,657    90,324    88,879

Operating expenses:
  Sales and marketing             8,859     9,150    17,670    18,644
  Research and development       15,237    15,425    30,701    30,054
  General and administrative     12,945    10,079    27,255    18,694
  Intangible asset amortization   2,175     1,875     4,251     3,861
  In-process research and
   development                        -         -         -       350
  Restructuring and impairment
   charges                            -         -       171         -
                               --------- --------- --------- ---------
Total operating expenses         39,216    36,529    80,048    71,603
                               --------- --------- --------- ---------

Operating income                 13,136    11,128    10,276    17,276

Other income                      1,386     2,919     2,241     3,152
                               --------- --------- --------- ---------
Income before income taxes       14,522    14,047    12,517    20,428
Provision for income taxes        1,900     1,033     2,175     2,043
                               --------- --------- --------- ---------

Net income                      $12,622   $13,014   $10,342   $18,385
                               --------- --------- --------- ---------

Earnings per share - basic:        $.11      $.13      $.09      $.18
                  - diluted:(b)    $.10      $.11      $.09      $.16

Weighted average common shares
 used in computing per share
 amounts - basic:               112,166    99,734   111,913    99,654
         - diluted:             144,007   131,908   144,212   131,590

(a) This represents costs related to the write-up of acquired VersaFlex finished goods inventory to fair value which were sold during the second quarter of 2006.
(b) Diluted earnings per share include the add back of interest expense costs associated with the assumed conversion of the Company's outstanding convertible subordinated notes, which on a pre-tax basis equals approximately $1.7 million for the second quarter 2006 and approximately $3.4 million for the first six months of 2006. This equals $1.8 million for the second quarter 2005 and approximately $3.5 million for the first six months of 2005.


                     POWERWAVE TECHNOLOGIES, INC.
                        PERCENTAGE OF NET SALES

                                        Three Months     Six Months
                                            Ended           Ended
                                       --------------- ---------------
                                         (unaudited)     (unaudited)
                                       July 2, July 3, July 2, July 3,
Statement of Operations Data:           2006    2005    2006    2005
----------------------------           ------- ------- ------- -------
Net sales                               100.0%  100.0%  100.0%  100.0%
Cost of sales:
  Cost of goods                          76.0    73.4    77.3    73.4
  Intangible asset amortization           1.4     1.0     1.5     1.1
  Acquired inventory incremental costs    0.1       -     0.1       -
                                       ------- ------- ------- -------
Total cost of sales                      77.5    74.4    78.8    74.5

Gross profit                             22.5    25.6    21.2    25.5

Operating expenses:
  Sales and marketing                     3.8     4.9     4.2     5.3
  Research and development                6.6     8.3     7.2     8.6
  General and administrative              5.6     5.4     6.4     5.4
  Intangible asset amortization           0.9     1.0     1.0     1.1
  In-process research and development       -       -       -     0.1
  Restructuring and impairment charges      -       -       -       -
                                       ------- ------- ------- -------
Total operating expenses                 16.9    19.6    18.8    20.5

Operating income                          5.7     6.0     2.4     5.0

Other income                              0.6     1.6     0.5     0.9
                                       ------- ------- ------- -------

Income before income taxes                6.2     7.6     2.9     5.9
Provision for income taxes                0.8     0.6     0.5     0.6
                                       ------- ------- ------- -------

Net income                                5.4%    7.0%    2.4%    5.3%
                                       ======= ======= ======= =======


                     POWERWAVE TECHNOLOGIES, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                  RECONCILIATION OF PRO FORMA RESULTS
               (in thousands, except per share amounts)

                                              Three Months Ended
                                         -----------------------------
                                                  (unaudited)
                                                             Pro Forma
                                          July 2,             July 2,
                                           2006   Adjustments   2006
                                         --------- ---------- --------
Net sales                                $232,394            $232,394
Cost of sales:
  Cost of goods                           176,624             176,624
  Intangible asset amortization             3,183  (3,183)(a)       -
  Acquired inventory incremental costs        235    (235)(b)       -
                                         --------- -------   ---------
Total cost of sales                       180,042  (3,418)    176,624
                                         --------- -------   ---------
Gross profit                               52,352   3,418      55,770

Operating expenses:
  Sales and marketing                       8,859               8,859
  Research and development                 15,237              15,237
  General and administrative               12,945              12,945
  Intangible asset amortization             2,175  (2,175)(c)       -
  Restructuring and impairment charges          -       -           -
                                         --------- -------   ---------
Total operating expenses                   39,216  (2,175)     37,041
                                         --------- -------   ---------
Operating income                           13,136   5,593      18,729

Other income                                1,386               1,386
                                         ---------           ---------

Income before income taxes                 14,522   5,593      20,115
Provision for income taxes                  1,900     732 (e)   2,632
                                         --------- -------   ---------
Net income                                $12,622   4,861     $17,483
                                         --------- -------   ---------

Earnings per share - basic:                  $.11                $.16
                   - diluted:(f)             $.10                $.13
Weighted average common shares used in
 computing per share amounts - basic:     112,166             112,166
                             - diluted:   144,007             144,007


                                               Six Months Ended
                                         -----------------------------
                                                  (unaudited)
                                                             Pro Forma
                                          July 2,             July 2,
                                           2006   Adjustments   2006
                                         --------- ---------- --------
Net sales                                $425,459            $425,459
Cost of sales:
  Cost of goods                           328,675             328,675
  Intangible asset amortization             6,225  (6,225)(a)       -
  Acquired inventory incremental costs        235    (235)(b)       -
                                         --------- -------   ---------
Total cost of sales                       335,135  (6,460)    328,675
                                         --------- -------   ---------
Gross profit                               90,324   6,460      96,784

Operating expenses:
  Sales and marketing                      17,670              17,670
  Research and development                 30,701              30,701
  General and administrative               27,255              27,255
  Intangible asset amortization             4,251  (4,251)(c)       -
  Restructuring and impairment charges        171    (171)(d)       -
                                         --------- -------   ---------
Total operating expenses                   80,048  (4,422)     75,626
                                         --------- -------   ---------
Operating income                           10,276  10,882      21,158

Other income                                2,241               2,241
                                         ---------           ---------

Income before income taxes                 12,517  10,882      23,399
Provision for income taxes                  2,175   1,893 (e)   4,068
                                         --------- -------   ---------
Net income                                $10,342   8,989     $19,331
                                         --------- -------   ---------

Earnings per share - basic:                  $.09                $.17
                   - diluted:(f)             $.09                $.15
Weighted average common shares used in
 computing per share amounts - basic:     111,913             111,913
                             - diluted:   144,212             144,212

(a) This represents costs related to the amortization of acquired technology.
(b) This represents costs related to the write-up of acquired VersaFlex finished goods inventory to fair value which were sold during the second quarter of 2006.
(c) This represents costs related to the amortization of other identified intangible assets.
(d) This represents a restructuring charge related to the REMEC Wireless acquisition included in operating expenses.
(e) This represents the change in the provision for income taxes related to the preceding pro forma adjustments to arrive at an assumed effective tax rate of 13.1% for the second quarter 2006 and an assumed effective tax rate of 17.4% for the first six months of fiscal year 2006.
(f) Diluted earnings per share include the add back of interest expense costs associated with the assumed conversion of the Company's outstanding convertible subordinated notes, which on a pre-tax basis equals approximately $1.7 million for the second quarter 2006 and approximately $3.4 million for the first six months of fiscal year 2006.


                     POWERWAVE TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                               July 2,     January 1,
                                                2006         2006
                                           -------------- ------------
ASSETS:                                    (unaudited)(a) (audited)(b)
Cash and cash equivalents                       $208,456     $232,519
Restricted cash                                   11,763        5,002
Accounts Receivable, net                         253,749      233,726
Inventories, net                                 132,051      100,453
Property, plant and equipment, net               152,555      172,426
Other assets                                     429,596      386,124
                                           -------------- ------------
Total assets                                  $1,188,170   $1,130,250

LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable                                $107,705     $106,864
Long-term debt                                   330,000      330,000
Accrued expenses and other liabilities           123,538      112,125
Total shareholders' equity                       626,927      581,261
                                           -------------- ------------
Total liabilities and shareholders' equity    $1,188,170   $1,130,250

(a) July 2, 2006 balances are preliminary and subject to purchase accounting and reclassification adjustments.
(b) January 1, 2006 balances were derived from audited financial statements.

    CONTACT: Powerwave Technologies, Inc., Santa Ana
             Kevin Michaels, 714-466-1608